EXHIBIT 9

                          REGISTRATION RIGHTS AGREEMENT


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                                                                       EXHIBIT 9

                          REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of October __, 1998, among LogiMetrics, Inc., a Delaware corporation (the "Company"), and the parties whose names appear on the signature pages hereof.

                              W I T N E S S E T H:

      WHEREAS, the Company and the parties hereto (the "Purchasers") have entered into a Purchase Agreement of even date herewith (the "Purchase Agreement") pursuant to which the Company has agreed to sell to such parties $2,666,667 in aggregate principal amount of its Class C 13% Senior Subordinated Debentures (the "Debentures"); and

      WHEREAS, the Debentures are convertible into shares (the "Debenture Shares") of the Company's common stock, par value $.01 per share; and

      WHEREAS, the Company has agreed to effect the registration of Debenture Shares on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

      1. Certain Definitions.

      For purposes of this Agreement, the following terms have the following meanings when used herein:

      (a) "Affiliate" means, with respect to any Person, means any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

      (b) "Business Day" means any day other than a Saturday or Sunday on which banking institutions in New York, New York are open for the general conduct of business.

      (c) "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      (d) "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

      (e) "Company" means LogiMetrics, Inc., a Delaware corporation, and its successors and assigns.


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      (f) "Demand Registration" means any registration of Registrable Securities effected pursuant to Section 2.

      (g) "Effective Date" means the earlier of (i) September 1, 1999 and (ii) the termination of the engagement letter, dated August 7, 1998, by and between the Company and Donaldson Lufkin Jenrette Securities Corporation.

      (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as in effect from time to time.

      (i) "Holders" means the Purchasers party to the Purchase Agreement or any permitted transferees thereof holding Registrable Securities.

      (j) "Majority Registered Holders" means, in the case of any registration statement, the Holders of a majority of the Registrable Securities proposed to be covered in such registration statement (or that are actually so covered).

      (k) "Person" means any individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency.

      (l) "Piggyback Registration" means any registration of Registrable Securities effected pursuant to Section 3.

      (m) "Registrable Securities" means (i) the Debenture Shares, and (ii) any securities issued or issuable in respect of or in exchange for any of the Debenture Shares by way of stock dividend or other distribution on the Common Stock, stock split or combination of shares, recapitalization, reclassification merger, consolidation or exchange offer. For purposes hereof, a Registrable Security ceases to be a Registrable Security when either (x) it has been effectively registered under the Securities Act and sold or distributed to any Person pursuant to an effective registration statement covering it or (y) it has been sold or distributed to any Person pursuant to Rule 144 or Rule 145(d).

      (n) "Registration" means any Demand Registration or Piggyback
Registration.

      (o) "Rule 10b-6" means Rule 10b-6 promulgated by the Commission under the Exchange Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

      (p) "Rule 144," "Rule 145" and "Rule 424" mean, respectively, Rule 144, Rule 145 and Rule 424, each promulgated by the Commission under the Securities Act, in each case as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

      (q) "Securities Act" means the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.


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      2. Demand Registrations.

      (a) At any time after the Effective Date and until the earlier of (i) the date that all of the Registrable Securities may be freely resold by the Holders thereof pursuant to Rule 144(k) and (ii) two years from the conversion of all of the Debentures (the "Registration Rights Period"), upon written notice to the Company from one or more Holders of Registrable Securities who held on the Effective Date (together with their Affiliates at such time) in the aggregate not less than 50% of the Debenture Shares (the Holders furnishing such written notice being hereinafter referred to as the "Initiating Holders") requesting that the Company effect, pursuant to this Section 2, the registration of any or all of such Initiating Holders' Registrable Securities under the Securities Act (which notice shall specify (A) the Registrable Securities so requested to be registered, (B) the proposed amounts thereof (which in the aggregate shall equal at least (x) 50% of the Debenture Shares, or (y) if such Registrable Securities are all of the remaining Registrable Securities held by the Initiating Holders, 25% of the Debenture Shares), and (C) the intended method of disposition by such Initiating Holders, including whether or not the proposed offering is to be underwritten), the Company shall promptly (but in any event within 20 days) give written notice of such requested registration to all Holders, and thereupon the Company shall, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

            (x) the Registrable Securities that the Initiating Holders have requested the Company to register, for disposition in accordance with the intended method of disposition stated in their notice to the Company; and

            (y) all other Registrable Securities the Holders of which shall have made a written request to the Company for registration thereof (which request shall specify such Registrable Securities and the proposed amounts thereof) within 30 days after the receipt of such written notice from the Company, all to the extent requisite to permit the disposition (in accordance with the method of disposition specified in the notice given to the Company by the Initiating Holders) by Holders of the securities then constituting Registrable Securities so to be registered.

      (b) Number of Demand Registrations: Duration: Sale of Registrable Securities. Notwithstanding the provisions of Section 2(a), the Company shall not be required to effect a Demand Registration pursuant to this Section 2: (i) if a Demand Registration has previously been effected by the Company pursuant to this Section 2 within one year of the date on which notice is given by the Initiating Holders pursuant to Section 2(a); or (ii) if the Company shall previously have effected two Demand Registrations; provided that a Demand Registration shall not be deemed to have been effected for purposes of the limitations of this Section 2(b) unless the applicable registration statement was declared effective and kept effective until the earlier of (A) nine months following the date on which it was declared effective and (B) the sale pursuant thereto of all of the Registrable Securities covered thereby. A request from Initiating Holders pursuant to Section 2(a) shall be deemed withdrawn upon commencement of a Black-Out Period (as defined in Section 4(c)).

      (c) Inclusion of Other Securities. The Company shall not include securities in any Demand Registration other than (i) Registrable Securities, and
(ii) securities entitled to


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piggyback registration rights granted by the Company prior to the date hereof without the prior written consent of the Majority Registered Holders which shall not be unreasonably withheld or delayed.

      3. Piggyback Registrations.

      (a) Effective Registration. If prior to the end of the Registration Rights Period the Company proposes to file a registration statement under the Securities Act with respect to any class of equity securities (other than in connection with the registration of equity securities issued or issuable pursuant to a dividend reinvestment, employee stock option, stock purchase, stock bonus or similar plan or pursuant to a merger, exchange offer or transaction of the type specified in paragraph (a) of Rule 145) at any time, then the Company shall give written notice of such proposed filing to the Holders at least 20 days before the anticipated filing date, and such notice shall offer the Holders the opportunity to register such amount of Registrable Securities as each such Holder may request. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the inclusion therein of any Registrable Securities the Holders of which request, within 15 days after receiving written notice of the proposed filing from the Company, such inclusion, at the same initial public offering price and subject to the same underwriting discount and commissions as any similar securities of the Company so included. Any Holder's request for such inclusion may be withdrawn, in whole or in part, at any time prior to the effective date of the registration statement for such offering.

      (b) Number of Piggyback Registrations: Duration: Sale of Registrable Securities. Notwithstanding the provisions of Section 3(a) but subject to the second proviso to Section 3(c), the Company shall not be required to effect a Piggyback Registration pursuant to this Section 3 in response to a request made pursuant to Section 3(a) if the Company shall previously have so effected three Piggyback Registrations in response to such requests; provided that a Piggyback Registration shall not be deemed to have been effected for purposes of this limitation unless, in respect thereof, the following conditions (hereinafter, the "Conditions") were satisfied: (i) the applicable registration statement covered the full amount of Registrable Securities requested to be so covered by each Holder, without any reductions in any such amount pursuant to Section 3(c) or otherwise, except as a result of withdrawals pursuant to the last sentence of
Section 3(a); and (ii) the applicable registration statement was declared effective and kept effective until the earlier of (A) nine months following the date on which it was declared effective and (B) the sale pursuant thereto of all of the Registrable Securities covered thereby, provided, that such non-month period shall be tolled during a Black-Out Period (as defined in Section 4(b)).

      (c) Cut-Backs. Notwithstanding the provisions of Section 3(a), if the managing underwriter or underwriters of a proposed underwritten offering as described in Section 3(a) deliver a written opinion to the Holders requesting inclusion of their Registrable Securities, stating that the total amount or kind of securities that they or any other Persons (other than the Company) seek to include in such offering would materially and adversely affect the success of such offering, then, in addition to the number of such securities being included in the offering for the account of the Company, the Company shall be required to include in the offering only that number of additional such securities, including Registrable Securities (collectively, the "Additional Securities"), which the underwriters determine in their sole discretion will not jeopardize the success of the offering, and the Additional Securities so included shall be apportioned pro rata among the selling stockholders and the Holders of Registrable Securities


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according to the total amount of securities requested to be included therein by each selling stockholder and the Holders or in such other proportions as shall mutually be agreed to by such selling stockholders and the Holders.

      (d) Control by the Company. The Company may withdraw any registration statement and abandon any proposed offering initiated by the Company without the consent of any Holder of Registrable Securities, notwithstanding the request of any such Holder to participate therein in accordance with this Section 3, if the Board of Directors of the Company determines in its sole discretion that such action is in the best interests of the Company.

      4. Holdback Agreements; Blackouts.

      (a) Restrictions on Public Sales by Holders of Registrable Securities. To the extent not inconsistent with applicable law, each Holder whose Registrable Securities are included in a Registration that is timely notified in writing by the managing underwriter or underwriters shall not effect any public sale or distribution (including a sale pursuant to Rule 144) of any issue being registered in an underwritten offering (other than pursuant to a dividend reinvestment, employee stock option, stock purchase, stock bonus or similar plan, pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) or pursuant to a "shelf" registration), any securities of the Company similar to any such issue or any securities of the Company convertible into or exchangeable or exercisable for any such issue, during the 10-day period prior to, and during the 180-day period beginning on, the effective date of the applicable registration statement (or, if later, the date on which a bona fide offering of the securities covered thereby commences), except as part of such Registration.

      (b) Restrictions on Public Sales by the Company. The Company shall not effect any public sale or distribution for its own account of any issue being registered in an underwritten offering (other than pursuant to a dividend reinvestment, employee stock option, stock purchase, stock bonus or similar plan, pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act or pursuant to a "shelf" registration), any securities of the Company similar to any such issue or any securities of the Company convertible into or exchangeable or exercisable for any such issue, during the 10-day period prior to, and during the 180-day period beginning on, the effective date of the applicable registration statement (or, if later, the date on which a bona fide offering of the securities covered thereby commences), except as part of such Registration.

      (c) Black-Outs. Notwithstanding the provisions of Sections 2 and 3, the Company may, by giving written notice to the Holders at any time prior to the effectiveness of the applicable registration statement, delay effecting a Demand Registration or a Piggyback Registration for a reasonable period of time (the "Black-Out Period") not to exceed:

            (i) 90 days, if at the time the Company is otherwise engaged in an issuer tender offer (within the meaning of Section 13(e) of the Exchange Act) for securities of the same class (within the meaning of the Exchange Act) as the Registrable Securities that are proposed to be registered and sold; provided that the Board of Directors of the Company shall have determined in good faith, based on advice of counsel to the Company, that such issuer tender offer may not, under Rule 10b-6, be continued and consummated if offers or sales of Registrable Securities were to be made pursuant to such Demand Registration or Piggyback Registration; provided, further, that the Company, if requested by the Majority Registered Holders, shall


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cooperate with the Holders to obtain from the staff of the Commission a no-action letter to the effect that the staff would not recommend enforcement action to the Commission with respect to Rule 10b-6, or would grant an exemption from Rule 10b-6, in the event such offers and sales were to be so made; and

            (ii) 90 days, if at the time the Company is otherwise engaged in a financing, acquisition, corporate reorganization or other material transaction whose disclosure in the good faith judgment of the Board of Directors of the Company would (a) be detrimental to the interests of the Company and (b) based on advice of counsel to the Company, be required in connection with such Demand Registration or Piggyback Registration.

      5. Registration Procedures.

      (a) Company Procedures. Whenever the Company is required by this Agreement to effect the registration of any Registrable Securities under the Securities Act pursuant to a registration statement, the Company shall use its best efforts to effect each such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall, as soon as practicable:

            (i) prepare and file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to be declared effective as soon as practicable and to remain continuously effective for the time period required by this Agreement to the extent permitted under the Securities Act, provided that as soon as practicable but in no event later than three Business Days before filing such registration statement, any related prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the Commission subsequent to the filing of such registration statement, the Company shall furnish to the Holders of the Registrable Securities covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of such Holders and underwriters; the Company shall not file any registration statement or amendment thereto or any prospectus or any supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the Commission subsequent to the filing of such registration statement) to which the managing underwriters of the applicable offering, if any, or the Majority Registered Holders shall have reasonably objected in writing, within two Business Days after receipt of such documents, to the effect that such registration statement or amendment thereto or prospectus or supplement thereto does not comply in all material respects with the requirements of the Securities Act and specifying in reasonable detail the reasons therefor (provided that the foregoing shall not limit the right of any Holder whose Registrable Securities are covered by a registration statement to reasonably object, within two Business Days after receipt of such documents, to any particular information that is to be contained in such registration statement, amendment, prospectus or supplement and relates specifically to such Holder, including without limitation any information describing the manner in which such Holder acquired such Registrable Securities and the intended method of distribution of such Registrable Securities), and if the Company is unable to file any such document due to the objections of such underwriters or such Holders, the Company shall use its best efforts to cooperate with such underwriters and Holders to prepare, as soon as practicable, a document that is responsive in all material respects to the reasonable objections of such underwriters and Holders;


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            (ii) prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement continuously effective and current for the period required by this Agreement to the extent permitted under the Securities Act; cause each related prospectus to be supplemented by any prospectus supplement as may be required, and as so supplemented to be filed pursuant to Rule 424, if required; and otherwise use its best efforts to comply with the provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such registration statement during the applicable period and in accordance with the intended method of disposition by the selling Holders thereof set forth in such registration statement or such prospectus or prospectus supplement;

            (iii) notify the Holders and the managing underwriters, if any, of the applicable offering (providing, if requested by any such Persons, confirmation in writing) as soon as practicable after becoming aware of: (A) the filing of any prospectus or prospectus supplement or the filing or effectiveness (or anticipated date of effectiveness) of such registration statement or any post-effective amendment thereto; (B) any request by the Commission for amendments or supplements to such registration statement or the related prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification or registration (or exemption therefrom) of any Registrable Securities for sale in any jurisdiction in the United States or the initiation or threatening of any proceeding for such purposes; or (B) the happening of any event that makes any statement made in such registration statement or in any related prospectus, prospectus supplement, amendment or document incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement or in any such prospectus, supplement, amendment or other such document so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement in the light of the circumstances under which they were made) not misleading;

            (iv) use its best efforts to obtain at the earliest possible moment the withdrawal of any order or other action suspending the effectiveness of any such registration statement or suspending the qualification or registration (or exemption therefrom) of the Registrable Securities for sale in any jurisdiction;

            (v) if reasonably requested by the managing underwriters, if any, of the applicable offering, or by the Majority Registered Holders, as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such underwriters or the Majority Registered Holders, as the case may be, agree should be included therein relating to the sale and offering of the applicable Registrable Securities, including without limitation information with respect to the number of Registrable Securities being sold to any underwriters, the purchase price being paid therefor by any such underwriters and any other terms of the offering of the Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable following receipt of notice of the matters to be incorporated therein;

            (vi) as soon as practicable after filing such documents with the Commission, furnish to the Holders and each of the underwriters, if any, without charge, at least one manually


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signed or conformed copy of such registration statement and any post-effective amendment thereto, including financial statements and schedules; and as soon as practicable after the request of any Holder or underwriter, furnish to such Holder or underwriter, as the case may be, at least one copy of any document incorporated by reference in such registration statement or in any related prospectus, prospectus supplement or amendment, together with all exhibits thereto (including those previously furnished or incorporated by reference);

            (vii) deliver to the Holders and to each of the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; subject to Section 5(b)(i), the Company consents to the use of any such prospectus or any amendment or supplement thereto by the Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by any such prospectus or any amendment or supplement thereto;

            (viii) prior to any public offering of Registrable Securities, register or qualify, or obtain an exemption therefrom (with the cooperation of the Holders, the underwriters, if any, and their respective counsel in connection therewith to the extent necessary) of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions in the United States as the Holders or the underwriters, if any, shall reasonably request in writing; use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period during which such registration statement is required to be kept effective pursuant to this Agreement, to the extent permitted under the Securities Act; and do any and all other acts and things reasonably necessary or advisable to facilitate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement; provided that the Company shall not be required to qualify to do business in any jurisdiction where it would not be required so to qualify but for this Section 5(a)(viii);

            (ix) cooperate with Holders participating in such registration and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold; and enable such Registrable Securities to be in such denominations and registered in such names as the underwriters, if any, may request at least two Business Days prior to any sale of Registrable Securities to the underwriters;

            (x) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be reasonably necessary to enable the Holders or the underwriters, if any, to consummate the disposition of such Registrable Securities;

            (xi) as soon as practicable after the occurrence of any event described in Section 5(a)(iii)(E), prepare a supplement or post-effective amendment to such registration statement or to the related prospectus or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; if any event described in Section 5(a)(iii)(B) occurs, use its best efforts to cooperate with the Commission to prepare, as soon as practicable, any amendment or supplement to such registration statement or such related prospectus and any other additional information, or to take other action that may have been requested by the Commission;


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            (xii) use its best efforts to cause all Common Stock constituting
Registrable Securities covered by such registration statement to be listed on each securities exchange (or quotation system operated by a national securities association), if any, on which the Common Stock of the Company is then listed (or included), if so requested by the Majority Registered Holders or the underwriters, if any, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and provide a transfer agent for such Registrable Securities no later than the effective date of such registration statement; use its best efforts to cause any other Registrable Securities covered by such registration statement to be listed (or included) on each securities exchange (or quotation system operated by a national securities association) on which securities of the same class and series, if any, are then listed (or included) (or on any exchange or quotation system on which any Person other than a Holder shall have the right to have securities of the same class and series, if any, listed or included), if so requested by the Majority Registered Holders or the underwriters, if any, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and, if necessary, provide a transfer agent for such securities no later than the effective date of such registration statement;

            (xiii) provide a CUSIP number for the Registrable Securities no later than the effective date of such registration statement;

            (xiv) enter into customary agreements (including, in the case of an underwritten offering, an underwriting agreement in customary form for the managing underwriters with respect to issuers of similar market capitalization and reporting and financial histories) and take all such other appropriate actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities included in such registration statement and, in the case of an underwritten offering: (A) make representations and warranties to each Holder of Registrable Securities participating in such offering and to each of the underwriters, in such form, substance and scope as are customarily made to the managing underwriters by issuers of similar market capitalization and reporting and financial histories and confirm the same to the extent customary if and when requested; (B) obtain opinions of counsel to the Company addressed to each Holder of Registrable Securities participating in such offering and to each of the underwriters, such opinions to be in customary form and covering the matters customarily covered in opinions obtained in underwritten offerings by the managing underwriters for issuers of similar market capitalization and reporting and financial histories; (C) use its best efforts to obtain "comfort" letters from the Company's independent certified public accountants addressed to each Holder of Registrable Securities participating in such offering and to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters to the managing underwriters in connection with underwritten offerings by them for issuers of similar market capitalization and reporting and financial histories; (D) provide, in the underwriting agreement or agency agreement to be entered into in connection with such offering, indemnification and contribution provisions and procedures no less favorable than those set forth in Section 7 with respect to all parties to be indemnified pursuant to
Section 7; and (E) deliver such customary documents and certificates as may be reasonably requested by the Majority Registered Holders and the managing underwriters to evidence compliance with clause (A) of this paragraph (xiv) and with any customary conditions contained in the underwriting agreement entered into by the Company in connection with such offering;


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            (xv) in the case of any nonunderwritten offering: (A) obtain an opinion of counsel to the Company at the time of effectiveness of such registration statement covering such offering and an update thereof at the time of effectiveness of any post-effective amendment to such registration statement (other than by reason of incorporation by reference of documents filed with the Commission) addressed to each Holder of any Registrable Securities covered by such registration statement, covering matters that are no more extensive in scope than would be customarily covered in opinions obtained in underwritten offerings by issuers with similar market capitalization and reporting and financial histories; (B) use its best efforts to obtain a "comfort" letter from the Company's independent certified public accountants at the time of effectiveness of such registration statement and, upon the request of the Majority Registered Holders, updates thereof, in each case addressed to each Holder of Registrable Securities participating in such offering and covering matters that are no more extensive in scope than would be customarily covered in "comfort" letters and updates obtained in underwritten offerings by issuers with similar market capitalization and reporting and financial histories; and (C) deliver a certificate of a senior executive officer of the Company at the time of effectiveness of such registration statement and, upon the request of the Majority Registered Holders, updates thereof, such certificates to cover matters no more extensive in scope than those matters customarily covered in officers' certificates delivered in connection with underwritten offerings by issuers with similar market capitalization and reporting and financial histories;

            (xvi) make available, for inspection by the Holders of the Registrable Securities included in such registration, any underwriter participating in any disposition of Registrable Securities pursuant to such registration statement, and any attorney, accountant or other representative retained by such selling Holders or by any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such underwriter, attorney, accountant or other representative in connection with such registration, provided that no record, document or property that is subject to a claim of privilege need be made available for inspection by any Person pursuant to this clause (xvi) if inspection thereof by such Person could, in the opinion of the Company's counsel, result in the waiver of such privilege;

            (xvii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission relating to such registration and the distribution of the securities being offered (including, without limitation, Rule l0b-6, with respect to which the Company shall also use its best efforts timely to apprise each Holder of any bids and purchases by the Company, and of any known bids and purchases by each "affiliated purchaser" (as defined in Rule l0b-6) of the Company, that would in the opinion of the Company be prohibited under Rule l0b-6 in connection with a "distribution" (as so defined) by such Holder of securities of the Company) and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act (including Rule 158 thereunder), not later than 60 days after the end of any 12-month period (or 120 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which the Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of such registration statement, which earning statements shall cover such 12-month periods;

            (xviii) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. and in the performance of any customary or required due diligence investigation by any underwriter, provided that no record, document or property that is subject to a claim of privilege need be made available for investigation by any underwriter pursuant to this clause (xviii) if investigation thereof by such underwriter could, in the opinion of the Company's counsel, result in the waiver of such privilege; and

            (xix) use its best efforts to effect such registration in the manner contemplated by this Agreement.

      (b) Holder Procedures.

            (i) Each Holder agrees, by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of the happening of any event described in Section 5(a)(iii) (B), 5(a) (iii) (C), 5(a)(iii)(D) or 5(a)(iii)(E), such Holder shall forthwith discontinue disposition of any Registrable Securities (but, in the case of an event described in Section 5(a)(iii)(D), in the affected jurisdiction or jurisdictions only) covered by the affected registration statement or prospectus until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(a)(iii) or 5(a)(xi) or until such Holder is (it being agreed by the Company that the underwriters, if any, shall also be) advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed. If the Company shall have given any such notice during a period when a Demand Registration or Piggyback Registration is in effect, the one-year period mentioned in Section 2(b) or Section 3(b), as the case may be, shall be extended by the number of days from and including the date of the giving of such notice to and including the date when each Holder of Registrable Securities included in such Registration shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(a)(iii) or 5(a)(xi) or the Advice, as the case may be.

            (ii) In connection with any underwritten public offering of Registrable Securities, the managing underwriter of such offering shall be, (A) in the case of a Demand Registration, a nationally recognized investment banking firm selected by the Majority Registered Holders and reasonably acceptable to the Company and (B) in the case of a Piggyback Registration, a nationally recognized investment banking firm selected by the Company and reasonably acceptable to the Majority Registered Holders.

      6. Registration Expenses.

      All expenses incident to the Company's performance of or compliance with the provisions of this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accounts (including the expenses of any special audit or "comfort" letters required by or incident to such performance or compliance), securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with such Registration, fees and expenses of other Persons retained by the Company shall be borne by the Company. Each Holder shall bear the fees and expenses of its counsel, the out-of-pocket expenses of the Holders incurred in connection herewith and any underwriting discounts, commissions or fees attributable to the sale of Registrable Securities included in any Registration.

      7. Indemnification: Contribution.

      (a) Indemnification by the Company. The Company shall indemnify, to the full extent permitted by law, each Holder of Registrable Securities, its officers, directors, employees and agents, each Person who controls such Holder (within the meaning of the Securities Act) and any investment adviser thereof or agent therefor, against all losses, claims, damages, liabilities and expenses (including costs of investigation and legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement covering any Registrable Securities, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, except in each case insofar, but only insofar, as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such registration statement, prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein. This indemnity is in addition to any liability that the Company may otherwise have. The Company shall also indemnify any underwriters of the Registrable Securities, selling brokers, dealer managers and similar securities industries professionals participating in the distribution and their officers and directors and each Person who controls such underwriters or other Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of Holders and other specified Persons.

      (b) Indemnification by Holders of Registrable Securities. In connection with any registration statement covering Registrable Securities, each Holder any of whose Registrable Securities are covered thereby shall furnish to the Company in writing such information and affidavits with respect to such Holder as the Company reasonably requests for use in connection with such registration statement, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, and shall indemnify, to the full extent permitted by law, the Company, the Company's directors, officers, employees and agents, each Person who controls the Company (within the meaning of the Securities Act) and any investment adviser thereof or agent therefor, against all losses, claims, damages, liabilities and expenses (including costs of investigation and legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement covering any Registrable Securities, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such registration statement or in such related prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein. Notwithstanding any other provision hereof, in no event shall the indemnification obligation of any Holder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such obligation.

      (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 7 agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party (which may be regular counsel to the Company). If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the judgment of counsel to such indemnified party, expressed in a writing delivered to the indemnifying party, a conflict of interest may exist between such indemnified party and any other indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels (which shall be limited to one counsel per indemnified party). The indemnifying party shall not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

      (d) Contribution.

            (i) If the indemnification provided for in this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding any other provision hereof, in no event shall the contribution obligation of any Holder be greater in amount than the excess of
(A) the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation over (B) the dollar amount of any damages that such Holder has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (iii) If any provision of an indemnification or contribution clause in an underwriting agreement or agency agreement executed by or on behalf of a Holder of Registrable Securities in accordance with Section 5(a)(xiv)(D) differs from a provision in this Section 7, such provision in the underwriting agreement shall determine such Holder's rights in respect thereof.

      8. Participation in Underwritten Registrations

      No Person may participate in any underwritten Registration unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (c) agrees to pay such Person's pro rata portion of all underwriting discounts and commissions.

      9. Cooperation with the Company.

      Each Holder by the acceptance of Registrable Securities agrees to use its best efforts to cooperate with the Company in all reasonable respects in connection with the preparation and filing of Registrations hereunder in which such Registrable Securities are included or requested to be included.

      10. Miscellaneous.

      (a) Modifications in Connection with a Qualifying Offering. In connection with the consummation of a Qualifying Offering (as such term is defined in the Purchase Agreement), the registration rights provided hereunder shall be modified to the extent determined in the reasonable judgment of the Company's financial advisor to be reasonably necessary to permit consummation of the Qualifying Offering on the terms most favorable to the Company; provided, however, that the registration rights granted to the investors in the Qualifying Offering shall not be more favorable than those granted to the Holders hereunder (as so modified) without the approval of the Holders of at least a majority of the Registrable Securities then outstanding. The Holders shall have the right to participate in discussions with such financial advisor regarding any proposed change in the terms of this Agreement. The Holders shall execute and deliver appropriate amendments or supplements to this Agreement necessary to effect any such modification.

      (b) Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights in an action at law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company shall have obtained the prior written consent of the Holders of at least a majority of the securities then constituting Registrable Securities.

      (d) Notices. All notices, requests, waivers, releases, consents, and other communications required or permitted by this Agreement (collectively, "Notices") shall be in writing. Notices shall be deemed sufficiently given for all purposes under this Agreement when delivered in person, when dispatched by telegram or (upon written confirmation of receipt) by electronic facsimile transmission or (upon written confirmation of receipt) when dispatched by a nationally recognized overnight courier service. All Notices shall be delivered as follows:

            (i) if to a Holder of Registrable Securities, at the address indicated on Company's registrar relating to such securities or at such other address as such Holder may have furnished to the Company in writing; and

            (ii) if to the Company, at:

                 LogiMetrics, Inc.
                 50 Orville Drive
                 Bohemia, New York 11716
                 Attention: President

      (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including any successors to the Company by merger.

      (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (g) Headings: Construction. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise requires, all references to Sections are to Sections of this Agreement, "or" is inclusively disjunctive, and words in the singular include the plural and vice versa. In computing any period of time specified in this Agreement or in any Notices, the date of the act or event from which such period of time is to be measured shall be included, any such period shall expire at 5:00 p.m., New York City time, on the last day of such period, and any such period denominated in months shall expire on the date in the last month of such period that has the same numerical designation as the date of the act or event from which such period is to be measured; provided, however, that if there is no date in the last month of such period that has the same numerical designation as the date of such act or event, such period shall expire on the last day of the last month of such period.

      (h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of laws thereof.

      (i) Severability. If one or more of the provisions hereof, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect, for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby, and the provision held to be invalid, illegal or unenforceable shall be reformed to the minimum extent necessary, and in a manner as consistent with the purposes thereof as is practicable, so as to render it valid, legal and enforceable, it being intended that all of the rights and privileges of the Holders hereunder shall be enforceable to the fullest extent permitted by law.

      (j) Entire Agreement. This Agreement is intended by the Company and the Purchasers to be a final expression thereof and is intended to be a complete and exclusive statement of the agreement and understanding of the Company and the Purchasers in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the Company and any Holders with respect to such subject matter.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    LOGIMETRICS, INC.


                                    By: /s/
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    L.A.D. EQUITY PARTNERS, L.P.


                                    By: Flint Investments, Inc.
                                        Its General Partner


                                    By: /s/
                                        ----------------------------------------
                                        Name: Arthur J. Pergament
                                        Title: Vice President

                                        520 Madison Avenue
                                        New York, New York 10022
                                        Tel: (212) 838-3830
                                        Fax: (212) 644-8291


                                    By: /s/
                                        ----------------------------------------
                                        Gerald B. Cramer

                                        520 Madison Avenue
                                        New York, New York 10022
                                        Tel: (212) 838-3830
                                        Fax: (212) 644-8291

                                    By: /s/
                                        ----------------------------------------
                                        Edward J. Rosenthal, Keogh

                                        520 Madison Avenue
                                        New York, New York 10022
                                        Tel: (212) 838-3830
                                        Fax: (212) 644-8291

                                    CRM 1998 ENTERPRISE FUND, LLC


                                    By: Cramer Rosenthal McGlynn, Inc.,
                                        Its Managing Member


                                    By: /s/
                                        ----------------------------------------
                                        Name: Eugene A. Trainor, III
                                        Title: Chief Financial Officer

                                        520 Madison Avenue
                                        New York, New York 10022
                                        Tel: (212) 838-3830
                                        Fax: (212) 644-8291

                                    A.C. ISRAEL ENTERPRISES, INC.


                                    By: /s/
                                        ----------------------------------------
                                        Name: Jay Howard
                                        Title:

                                        520 Madison Avenue
                                        New York, New York 10022
                                        Tel: (212) 838-3830
                                        Fax: (212) 644-8291

                                    CRM-EFO PARTNERS, L.P.

                                    By: CRM-EFO Investments, LLC,
                                        Its General Partner

                                    By: CRM Management, Inc.,
                                        Its Managing Member


                                    By: /s/
                                        ----------------------------------------
                                        Name: Eugene A. Trainor, III
                                        Title:

                                        520 Madison Avenue
                                        New York, New York 10022
                                        Tel: (212) 838-3830
                                        Fax: (212) 644-8291


                                    By: /s/
                                        ----------------------------------------
                                    Richard S. Fuld, Jr.

                                    By: Cramer Rosenthal McGlynn, Inc.,
                                        Attorney-in-Fact


                                    By: /s/
                                        ----------------------------------------
                                        Name: Eugene A. Trainor, III
                                        Title: Chief Financial Officer

                                        520 Madison Avenue
                                        New York, New York 10022
                                        Tel: (212) 838-3830
                                        Fax: (212) 644-8291

                                    PAMELA EQUITIES CORP.


                                    By: /s/
                                        ----------------------------------------
                                        Name:
                                        Title:

                                        3 New York Plaza
                                        18th Floor
                                        New York, New York 10004
                                        Tel: (212) 837-4829
                                        Fax: (212) 837-4938

                                    WHITEHALL PROPERTIES, LLC


                                    By: /s/
                                        ----------------------------------------
                                        Name:
                                        Title: Manager

                                        3 New York Plaza
                                        18th Floor
                                        New York, New York 10004
                                        Tel: (212) 837-4829
                                        Fax: (212) 837-4938

                                    KABUKI PARTNERS ADP, GP


                                    By: /s/
                                        ----------------------------------------
                                        Name:
                                        Title: General Partner

                                        3 New York Plaza
                                        18th Floor
                                        New York, New York 10004
                                        Tel: (212) 837-4829
                                        Fax: (212) 837-4938

                                    McGLYNN FAMILY PARTNERSHIP


                                    By: /s/
                                        ----------------------------------------
                                        Name: Ronald H. McGlynn
                                        Title: General Partner

                                        520 Madison Avenue
                                        New York, New York 10022
                                        Tel: (212) 838-3830
                                        Fax: (212) 644-8291


                                    By: /s/
                                        ----------------------------------------
                                        Fred M. Filoon

                                        520 Madison Avenue
                                        New York, New York 10022
                                        Tel: (212) 838-3830
                                        Fax: (212) 644-8291


                                    By: /s/
                                        ----------------------------------------
                                        Eugene A. Trainor, III

                                        520 Madison Avenue
                                        New York, New York 10022
                                        Tel: (212) 838-3830
                                        Fax: (212) 644-8291


                                    By: /s/
                                        ----------------------------------------
                                        Charles S. Brand

                                        20 Meridian Way
                                        Eatontown, New Jersey 07724
                                        Tel: (732) 935-7150
                                        Fax: (732) 935-7151